As filed with the Securities and Exchange Commission on May 27, 2008
Registration Statement No. 333-150995

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 2 TO

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Safe Bulkers, Inc.
(Exact name of registrant as specified in its charter)

Republic of the Marshall	4412	N/A
Islands

(State or other jurisdiction	(Primary Standard	(I.R.S. Employer Identification No.)
of incorporation or	Industrial Classification
organization)	Code Number)

32 Avenue Karamanli
P.O. Box 70837
16605 Voula
Athens, Greece
011-30-210-895-7070
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

CT Corporation System
111 Eighth Avenue
New York, New York 10011
(212) 590-9338
(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

William P. Rogers, Jr., Esq.	Stephen P. Farrell, Esq.
Cravath, Swaine & Moore LLP	Morgan, Lewis & Bockius LLP
Worldwide Plaza	101 Park Avenue
825 Eighth Avenue	New York, New York 10178
New York, New York 10019	(212) 309-6000
(212) 474-1000	(telephone number)
(telephone number)	(212) 309-6001
(212) 474-3700	(facsimile number)
(facsimile number)

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”), check the following box.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

     The sole purpose of this Amendment No. 2 is to amend the exhibit index and to file Exhibits 10.53, 10.54, 10.55 and 10.56 to the registration statement. No other changes have been made to the registration statement. Accordingly, the amendment consists only of the facing page, this explanatory note and Part II of this registration statement.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

     The Registrant is a Marshall Islands corporation. Section 60 of the Business Corporations Act of the Republic of the Marshall Islands (the “BCA”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest, or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe his conduct was unlawful.

     A Marshall Islands corporation also has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     To the extent that a director or officer of a Marshall Islands corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the preceding paragraph, or in the defense of a claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized under Section 60 of the BCA.

     Section 60 of the BCA also permits a Marshall Islands corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer against any liability asserted against him and incurred by him in such capacity whether or not the corporation would have the power to indemnify him against such liability under the provisions of Section 60 of the BCA.

     The indemnification and advancement of expenses provided by, or granted pursuant to, Section 60 of the BCA are not exclusive of any other rights to which those seeking indemnification and advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. In this regard, the Registrant’s Bylaws provide that such expenses (including attorneys’ fees) incurred by former directors and officers may be so paid upon such terms and conditions, if any, as the Registrant deems appropriate, and the board of directors may authorize the Registrant’s legal counsel to represent a present or former director or officer in any action, suit or proceeding, whether or not the Registrant is a party to such action, suit or proceeding. The Registrant’s Bylaws further provide for indemnification of directors and officers on the basis described above as being permitted by Section 60 of the BCA and provide, to the extent authorized from time to time by the board of directors of the Registrant, rights to indemnification and to the advancement of expenses to employees and agents of the corporation similar to those conferred to directors and officers of Registrant.

     The Articles of Incorporation of the Registrant provide that no director shall have personal liability to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, but the liability of a director is not limited or eliminated (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders; (b) for acts or omissions not undertaken in good faith or which involve intentional misconduct or a knowing violation of law; or (c) for any transaction from which the director derived an improper personal benefit.

     Section 6 of the Underwriting Agreement, the form of which will be filed as Exhibit 1.1 hereto, provides that the underwriters named therein will indemnify us and hold us harmless and each of our directors, officers or controlling persons from and against certain liabilities, including liabilities under the Securities Act. Section 7 of the Underwriting Agreement also provides that such underwriters will contribute to certain liabilities of such persons under the Securities Act.

Item 7. Recent Sales of Unregistered Securities.

     Following the date of the final prospectus, and prior to the closing of this offering, we intend to issue 54,500,000 shares of our common stock to Vorini Holdings Inc. in exchange for its contribution to us of all the outstanding shares of the Subsidiaries. We expect this issuance to be exempt from registration as a transaction that will not involve an offer or sale and, in any event, as a transaction not involving an offering in the United States under Regulation S of the Securities Act.

Item 8. Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit
Number	Description
1.1	Form of Underwriting Agreement*
3.1	Amended and Restated Articles of Incorporation*
3.2	Amended and Restated Bylaws*
4.1	Specimen Share Certificate*
4.2	Form of Registration Rights Agreement between Safe Bulkers, Inc. and Vorini Holdings Inc.*
5.1	Opinion of Cozen O’Connor, Marshall Islands counsel, as to the validity of the common stock being issued*
5.2	Opinion of Cravath, Swaine & Moore LLP, United States counsel to Safe Bulkers, Inc., with respect to New York law*
8.1	Opinion of Cravath, Swaine & Moore LLP, United States counsel to Safe Bulkers, Inc., with respect to certain tax matters*
8.2	Opinion of Cozen O’Connor, Marshall Islands and Liberian counsel, with respect to certain tax matters*
10.1	Form of Management Agreement between Safety Management Overseas S.A. and Safe Bulkers, Inc.*
10.2	Form of Restrictive Covenant Agreement among Safe Bulkers, Inc., Polys Hajioannou, Vorini Holdings Inc., SafeFixing Corp and Machairiotissa Holdings Inc.*
10.3	Form of Restrictive Covenant Agreement between Safe Bulkers, Inc. and Polys Hajioannou*

10.4	Form of Restrictive Covenant Agreement between Safe Bulkers, Inc. and Nicolaos Hadjioannou*
10.5	Stockholder Rights Agreement*
10.6	Form of Contribution, Conveyance and Assumption Agreement between Safe Bulkers, Inc., Vorini Holdings, Inc., Polys Hajioannou and Nicolaos Hadjioannou*
10.7	Loan Agreement, dated February 16, 2005, to Marathassa Shipping Corporation provided by The Royal Bank of Scotland plc*
10.8	Letter Agreement, dated April 19, 2006, Amending Loan Agreement, dated February 16, 2005, to Marathassa Shipping Corporation provided by The Royal Bank of Scotland plc*
10.9	Letter Agreement, dated May 14, 2008, Amending Loan Agreement, dated February 16, 2005, to Marathassa Shipping Corporation provided by The Royal Bank of Scotland plc*
10.10	Supplemental Agreement, dated May 23, 2008, Amending Loan Agreement, dated February 16, 2005, to Marathassa Shipping Corporation provided by The Royal Bank of Scotland plc*
10.11	Loan Agreement, dated March 1, 2006, to Marinouki Shipping Corporation provided by The Royal Bank of Scotland plc*
10.12	Letter Agreement, dated March 10, 2008, Amending Loan Agreement, dated March 1, 2006, to Marinouki Shipping Corporation provided by The Royal Bank of Scotland plc*
10.13	Supplemental Letter Agreement, dated April 24, 2008, Amending Loan Agreement, dated March 1, 2006, to Marinouki Shipping Corporation provided by The Royal Bank of Scotland plc*
10.14	Letter Agreement, dated May 14, 2008, Amending Loan Agreement, dated March 1, 2006, to Marinouki Shipping Corporation provided by The Royal Bank of Scotland plc*
10.15	Supplemental Agreement, dated May 23, 2008, Amending Loan Agreement, dated March 1, 2006, to Marinouki Shipping Corporation provided by The Royal Bank of Scotland plc*
10.16	Loan Agreement, dated May 29, 2006, to Staloudi Shipping Corporation provided by Deutsche Schiffsbank Aktiengesellschaft*

10.17	Letter Agreement, dated December 3, 2007, Amending Loan Agreement, dated May 29, 2006, to Staloudi Shipping Corporation provided by Deutsche Schiffsbank Aktiengesellschaft*
10.18	Supplemental Letter Agreement, dated May 2008, Amending Loan Agreement, dated May 29, 2006, to Staloudi Shipping Corporation provided by Deutsche Schiffsbank Aktiengesellschaft*
10.19	Loan Agreement, dated January 11, 2007, to Petra Shipping Ltd provided by Bayerische Hypo- Und Vereinsbank Aktiengesellschaft*
10.20	Letter Agreement, dated January 18, 2008, Amending Loan Agreement, dated January 11, 2007, to Petra Shipping Ltd provided by Bayerische Hypo- Und Vereinsbank Aktiengesellschaft*
10.21	Supplemental Letter Agreement, dated May 14, 2008, Amending Loan Agreement, dated January 11, 2007, to Petra Shipping Ltd provided by Bayerische Hypo- Und Vereinsbank Aktiengesellschaft*
10.22	Supplemental Letter Agreement, dated May 15, 2008, Amending Loan Agreement, dated January 11, 2007, to Petra Shipping Ltd provided by Bayerische Hypo- Und Vereinsbank Aktiengesellschaft*
10.23	Loan Agreement, dated March 7, 2007, to Pemer Shipping Ltd provided by Bayerische Hypo-Und Vereinsbank Aktiengesellschaft*
10.24	Letter Agreement, dated March 5, 2008, Amending Loan Agreement, dated March 7, 2007, to Pemer Shipping Ltd provided by Bayerische Hypo- Und Vereinsbank Aktiengesellschaft*
10.25	Supplemental Letter Agreement, dated May 14, 2008, Amending Loan Agreement, dated March 7, 2007, to Pemer Shipping Ltd provided by Bayerische Hypo- Und Vereinsbank Aktiengesellschaft*
10.26	Supplemental Letter Agreement, dated May 15, 2008, Amending Loan Agreement, dated March 7, 2007, to Pemer Shipping Ltd provided by Bayerische Hypo- Und Vereinsbank Aktiengesellschaft*
10.27	Loan Agreement, dated June 12, 2007, to Pelea Shipping Ltd provided by DnB NOR BANK ASA*
10.28	First Supplemental Agreement, dated May 22, 2008, Amending Loan Agreement, dated June 12, 2007, to Pelea Shipping Ltd provided by DnB NOR BANK ASA*
10.29	Loan Agreement, dated November 18, 2007, to Soffive Shipping Corporation provided by The Royal Bank of Scotland plc*

10.30	Letter Agreement, dated May 14, 2008, Amending Loan Agreement, dated November 18, 2007, to Soffive Shipping Corporation provided by The Royal Bank of Scotland plc*
10.31	Supplemental Agreement, dated May 23, 2008, Amending Loan Agreement, dated November 18, 2007, to Soffive Shipping Corporation provided by The Royal Bank of Scotland plc*
10.32	Loan Agreement, dated December 13, 2007, to Kerasies Shipping Corporation provided by The Royal Bank of Scotland plc*
10.33	Letter Agreement, dated May 14, 2008, Amending Loan Agreement, dated December 13, 2007, to Kerasies Shipping Corporation provided by The Royal Bank of Scotland plc*
10.34	Supplemental Agreement, dated May 23, 2008, Amending Loan Agreement, dated December 13, 2007, to Kerasies Shipping Corporation provided by The Royal Bank of Scotland plc*
10.35	Loan Agreement, dated January 11, 2008, to Marindou Shipping Corporation provided by DnB NOR Bank ASA*
10.36	First Supplemental Agreement, dated May 22, 2008, Amending Loan Agreement, dated January 11, 2008, to Marindou Shipping Corporation provided by DnB NOR BANK ASA*
10.37	Loan Agreement, dated January 11, 2008, to Efragel Shipping Corporation provided by DnB NOR Bank ASA*
10.38	First Supplemental Agreement, dated May 22, 2008, Amending Loan Agreement, dated January 11, 2008, to Efragel Shipping Corporation provided by DnB NOR BANK ASA*
10.39	Loan Agreement, dated April 17, 2008, to Avstes Shipping Corporation provided by DnB NOR Bank ASA*
10.40	First Supplemental Agreement, dated May 22, 2008, Amending Loan Agreement, dated April 17, 2008, to Avstes Shipping Corporation provided by DnB NOR BANK ASA*
10.41	Shipbuilding Contract, dated August 28, 2006, with Itochu Corporation for the HN 3254*
10.42	Shipbuilding Contract, dated August 28, 2006, with Itochu Corporation for HN 3255*
10.43	Shipbuilding Contract, dated December 6, 2006, with Jiangsu Rongsheng Heavy Industries Group Co., Ltd for HN 1074*

10.44	Shipbuilding Contract, dated December 6, 2006, with Jiangsu Rongsheng Heavy Industries Group Co., Ltd for the HN 1075*
10.45	Memorandum of Agreement, dated October 26, 2007, for the HN 1039*
10.46	Memorandum of Agreement, dated October 26, 2007, for the HN 1050*
10.47	Memorandum of Agreement, dated November 10, 2007, for the HN 2054*
10.48	Memorandum of Agreement, dated November 10, 2007, for the HN 2055*
10.49	Corporate Guarantee, dated May 23, 2008, of Safe Bulkers, Inc. relating to Loan Agreement, dated March 1, 2006, to Marinouki Shipping Corporation provided by The Royal Bank of Scotland plc*
10.50	Corporate Guarantee, dated May 23, 2008, of Safe Bulkers, Inc. relating to Loan Agreement, dated December 13, 2007, to Kerasies Shipping Corporation provided by The Royal Bank of Scotland plc*
10.51	Corporate Guarantee, dated May 23, 2008, of Safe Bulkers, Inc. relating to Loan Agreement, dated November 18, 2007, to Soffive Shipping Corporation provided by The Royal Bank of Scotland plc*
10.52	Corporate Guarantee, dated May 23, 2008, of Safe Bulkers, Inc. relating to Loan Agreement, dated February 16, 2005, to Marathassa Shipping Corporation provided by The Royal Bank of Scotland plc*
10.53	Guarantee and Indemnity to be given by Safe Bulkers, Inc. relating to Loan Agreement, dated April 7, 2008, to Avstes Shipping Corporation provided by DnB NOR BANK ASA
10.54	Guarantee and Indemnity to be given by Safe Bulkers, Inc. relating to Loan Agreement, dated January 11, 2008, to Marindou Shipping Corporation provided by DnB NOR BANK ASA
10.55	Form of Guarantee and Indemnity to be given by Safe Bulkers, Inc. relating to Loan Agreement, dated June 12, 2007, to Pelea Shipping Ltd provided by DnB NOR BANK ASA
10.56	Guarantee and Indemnity to be given by Safe Bulkers, Inc. relating to Loan Agreement, dated January 11, 2008, to Efragel Shipping Corporation provided by DnB NOR BANK ASA
21.1	Subsidiaries*
23.1	Consent of Independent Registered Public Accounting Firm*

23.2	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.2 and Exhibit 8.1)*
23.3	Consent of Cozen O’Connor, Marshall Islands and Liberian Counsel (included in Exhibit 5.1 and Exhibit 8.2)*
23.4	Consent of Drewry Shipping Consultants Ltd.*
23.5	Consent of Ole Wikborg, Nominee for Director*
23.6	Consent of Basil Sakellis, Nominee for Director*
23.7	Consent of Frank Sica, Nominee for Director*
24.1	Power of Attorney*

*	Previously filed.

(b) Financial Statement Schedules

     The financial statement schedules are omitted because they are inapplicable or the requested information is shown in the combined financial statements of Safe Bulkers, Inc. or related notes thereto.

Item 9. Undertakings

     The undersigned registrant hereby undertakes:

(1)

To provide to the underwriters at the closing specified in the underwriting agreement, share certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(2)

That for purposes of determining any liability under the Securities Act of 1933, as amended (the “Act”), the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(3)

That for the purpose of determining any liability under the Act, each post- effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(4)

Each prospectus filed pursuant to Rule 424(b) as part of this registration statement, other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in this registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in this registration statement or any prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or any prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

	(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

	(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

	(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)

That insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Greece, on the 27th day of May, 2008.

SAFE BULKERS, INC.

By:	/s/ POLYS HAJIOANNOU
Name: Polys Hajioannou
Title: Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 27th day of May, 2008.

Signature	Title

*	Chairman and Chief Executive Officer
(Principal Executive Officer)
(Polys Hajioannou)

*	President and Director

(Dr. Loukas Barmparis)
*	Chief Operating Officer and Director

(Nicolaos Hadjioannou)

/s/ KONSTANTINOS ADAMOPOULOS	(Principal Financial and Accounting Officer)
Chief Financial Officer and Director and as Attorney-in-Fact
(Konstantinos Adamopoulos)

*by Konstantinos Adamopoulos, as Attorney-in-Fact

Authorized Representative

     Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of the Registrant, has signed this amended registration statement in the City of Newark, State of Delaware, on May 27, 2008.

PUGLISI & ASSOCIATES

By:	/s/ DONALD J. PUGLISI
Name: Donald J. Puglisi
Title: Managing Director

EXHIBIT INDEX

     Set forth below is a list of exhibits that are being or will be filed with this Registration Statement on Form F-1.

Exhibit
Number	Description

1.1	Form of Underwriting Agreement*
3.1	Amended and Restated Articles of Incorporation*
3.2	Amended and Restated Bylaws*
4.1	Specimen Share Certificate*
4.2	Form of Registration Rights Agreement between Safe Bulkers, Inc. and Vorini Holdings Inc.*
5.1	Opinion of Cozen O’Connor, Marshall Islands counsel, as to the validity of the common stock being issued*
5.2	Opinion of Cravath, Swaine & Moore LLP, United States counsel to Safe Bulkers, Inc., with respect to New York law*
8.1	Opinion of Cravath, Swaine & Moore LLP, United States counsel to Safe Bulkers, Inc., with respect to certain tax matters*
8.2	Opinion of Cozen O’Connor, Marshall Islands and Liberian counsel, with respect to certain tax matters*
10.1	Form of Management Agreement between Safety Management Overseas S.A. and Safe Bulkers, Inc.*
10.2	Form of Restrictive Covenant Agreement among Safe Bulkers, Inc., Polys Hajioannou, Vorini Holdings Inc., SafeFixing Corp and Machairiotissa Holdings Inc.*
10.3	Form of Restrictive Covenant Agreement between Safe Bulkers, Inc. and Polys Hajioannou*
10.4	Form of Restrictive Covenant Agreement between Safe Bulkers, Inc. and Nicolaos Hadjioannou*
10.5	Stockholder Rights Agreement*

10.6	Form of Contribution, Conveyance and Assumption Agreement between Safe Bulkers, Inc., Vorini Holdings, Inc., Polys Hajioannou and Nicolaos Hadjioannou*
10.7	Loan Agreement, dated February 16, 2005, to Marathassa Shipping Corporation provided by The Royal Bank of Scotland plc*
10.8	Letter Agreement, dated April 19, 2006, Amending Loan Agreement, dated February 16, 2005, to Marathassa Shipping Corporation provided by The Royal Bank of Scotland plc*
10.9	Letter Agreement, dated May 14, 2008, Amending Loan Agreement, dated February 16, 2005, to Marathassa Shipping Corporation provided by The Royal Bank of Scotland plc*
10.10	Supplemental Agreement, dated May 23, 2008, Amending Loan Agreement, dated February 16, 2005, to Marathassa Shipping Corporation provided by The Royal Bank of Scotland plc*
10.11	Loan Agreement, dated March 1, 2006, to Marinouki Shipping Corporation provided by The Royal Bank of Scotland plc*
10.12	Letter Agreement, dated March 10, 2008, Amending Loan Agreement, dated March 1, 2006, to Marinouki Shipping Corporation provided by The Royal Bank of Scotland plc*
10.13	Supplemental Letter Agreement, dated April 24, 2008, Amending Loan Agreement, dated March 1, 2006, to Marinouki Shipping Corporation provided by The Royal Bank of Scotland plc*
10.14	Letter Agreement, dated May 14, 2008, Amending Loan Agreement, dated March 1, 2006, to Marinouki Shipping Corporation provided by The Royal Bank of Scotland plc*
10.15	Supplemental Agreement, dated May 23, 2008, Amending Loan Agreement, dated March 1, 2006, to Marinouki Shipping Corporation provided by The Royal Bank of Scotland plc*
10.16	Loan Agreement, dated May 29, 2006, to Staloudi Shipping Corporation provided by Deutsche Schiffsbank Aktiengesellschaft*
10.17	Letter Agreement, dated December 3, 2007, Amending Loan Agreement, dated May 29, 2006, to Staloudi Shipping Corporation provided by Deutsche Schiffsbank Aktiengesellschaft*
10.18	Supplemental Letter Agreement, dated May 2008, Amending Loan Agreement, dated May 29, 2006, to Staloudi Shipping Corporation provided by Deutsche Schiffsbank Aktiengesellschaft*

10.19	Loan Agreement, dated January 11, 2007, to Petra Shipping Ltd provided by Bayerische Hypo- Und Vereinsbank Aktiengesellschaft*
10.20	Letter Agreement, dated January 18, 2008, Amending Loan Agreement, dated January 11, 2007, to Petra Shipping Ltd provided by Bayerische Hypo-Und Vereinsbank Aktiengesellschaft*
10.21	Supplemental Letter Agreement, dated May 14, 2008, Amending Loan Agreement, dated January 11, 2007, to Petra Shipping Ltd provided by Bayerische Hypo- Und Vereinsbank Aktiengesellschaft*
10.22	Supplemental Letter Agreement, dated May 15, 2008, Amending Loan Agreement, dated January 11, 2007, to Petra Shipping Ltd provided by Bayerische Hypo- Und Vereinsbank Aktiengesellschaft*
10.23	Loan Agreement, dated March 7, 2007, to Pemer Shipping Ltd provided by Bayerische Hypo-Und Vereinsbank Aktiengesellschaft*
10.24	Letter Agreement, dated March 5, 2008, Amending Loan Agreement, dated March 7, 2007, to Pemer Shipping Ltd provided by Bayerische Hypo- Und Vereinsbank Aktiengesellschaft*
10.25	Supplemental Letter Agreement, dated May 14, 2008, Amending Loan Agreement, dated March 7, 2007, to Pemer Shipping Ltd provided by Bayerische Hypo- Und Vereinsbank Aktiengesellschaft*
10.26	Supplemental Letter Agreement, dated May 15, 2008, Amending Loan Agreement, dated March 7, 2007, to Pemer Shipping Ltd provided by Bayerische Hypo- Und Vereinsbank Aktiengesellschaft*
10.27	Loan Agreement, dated June 12, 2007, to Pelea Shipping Ltd provided by DnB NOR BANK ASA*
10.28	First Supplemental Agreement, dated May 22, 2008, Amending Loan Agreement, dated June 12, 2007, to Pelea Shipping Ltd provided by DnB NOR BANK ASA*
10.29	Loan Agreement, dated November 18, 2007, to Soffive Shipping Corporation provided by The Royal Bank of Scotland plc*
10.30	Letter Agreement, dated May 14, 2008, Amending Loan Agreement, dated November 18, 2007, to Soffive Shipping Corporation provided by The Royal Bank of Scotland plc*
10.31	Supplemental Agreement, dated May 23, 2008, Amending Loan Agreement, dated November 18, 2007, to Soffive Shipping Corporation provided by The Royal Bank of Scotland plc*

10.32	Loan Agreement, dated December 13, 2007, to Kerasies Shipping Corporation provided by The Royal Bank of Scotland plc*
10.33	Letter Agreement, dated May 14, 2008, Amending Loan Agreement, dated December 13, 2007, to Kerasies Shipping Corporation provided by The Royal Bank of Scotland plc*
10.34	Supplemental Agreement, dated May 23, 2008, Amending Loan Agreement, dated December 13, 2007, to Kerasies Shipping Corporation provided by The Royal Bank of Scotland plc*
10.35	Loan Agreement, dated January 11, 2008, to Marindou Shipping Corporation provided by DnB NOR Bank ASA*
10.36	First Supplemental Agreement, dated May 22, 2008, Amending Loan Agreement, dated January 11, 2008, to Marindou Shipping Corporation provided by DnB NOR BANK ASA*
10.37	Loan Agreement, dated January 11, 2008, to Efragel Shipping Corporation provided by DnB NOR Bank ASA*
10.38	First Supplemental Agreement, dated May 22, 2008, Amending Loan Agreement, dated January 11, 2008, to Efragel Shipping Corporation provided by DnB NOR BANK ASA*
10.39	Loan Agreement, dated April 17, 2008, to Avstes Shipping Corporation provided by DnB NOR Bank ASA*
10.40	First Supplemental Agreement, dated May 22, 2008, Amending Loan Agreement, dated April 17, 2008, to Avstes Shipping Corporation provided by DnB NOR BANK ASA*
10.41	Shipbuilding Contract, dated August 28, 2006, with Itochu Corporation for the HN 3254*
10.42	Shipbuilding Contract, dated August 28, 2006, with Itochu Corporation for HN 3255*
10.43	Shipbuilding Contract, dated December 6, 2006, with Jiangsu Rongsheng Heavy Industries Group Co., Ltd for HN 1074*
10.44	Shipbuilding Contract, dated December 6, 2006, with Jiangsu Rongsheng Heavy Industries Group Co., Ltd for the HN 1075*
10.45	Memorandum of Agreement, dated October 26, 2007, for the HN 1039*
10.46	Memorandum of Agreement, dated October 26, 2007, for the HN 1050*

10.47	Memorandum of Agreement, dated November 10, 2007, for the HN 2054*
10.48	Memorandum of Agreement, dated November 10, 2007, for the HN 2055*
10.49	Corporate Guarantee, dated May 23, 2008, of Safe Bulkers, Inc. relating to Loan Agreement, dated March 1, 2006, to Marinouki Shipping Corporation provided by The Royal Bank of Scotland plc*
10.50	Corporate Guarantee, dated May 23, 2008, of Safe Bulkers, Inc. relating to Loan Agreement, dated December 13, 2007, to Kerasies Shipping Corporation provided by The Royal Bank of Scotland plc*
10.51	Corporate Guarantee, dated May 23, 2008, of Safe Bulkers, Inc. relating to Loan Agreement, dated November 18, 2007, to Soffive Shipping Corporation provided by The Royal Bank of Scotland plc*
10.52	Corporate Guarantee, dated May 23, 2008, of Safe Bulkers, Inc. relating to Loan Agreement, dated February 16, 2005, to Marathassa Shipping Corporation provided by The Royal Bank of Scotland plc*
10.53	Guarantee and Indemnity to be given by Safe Bulkers, Inc. relating to Loan Agreement, dated April 7, 2008, to Avstes Shipping Corporation provided by DnB NOR BANK ASA
10.54	Guarantee and Indemnity to be given by Safe Bulkers, Inc. relating to Loan Agreement, dated January 11, 2008, to Marindou Shipping Corporation provided by DnB NOR BANK ASA
10.55	Guarantee and Indemnity to be given by Safe Bulkers, Inc. relating to Loan Agreement, dated June 12, 2007, to Pelea Shipping Ltd provided by DnB NOR BANK ASA
10.56	Guarantee and Indemnity to be given by Safe Bulkers, Inc. relating to Loan Agreement, dated January 11, 2008, to Efragel Shipping Corporation provided by DnB NOR BANK ASA
21.1	Subsidiaries*
23.1	Consent of Independent Registered Public Accounting Firm*
23.2	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.2 and Exhibit 8.1)*
23.3	Consent of Cozen O’Connor, Marshall Islands and Liberian Counsel (included in Exhibit 5.1 and Exhibit 8.2)*
23.4	Consent of Drewry Shipping Consultants Ltd.*

23.5	Consent of Ole Wikborg, Nominee for Director*
23.6	Consent of Basil Sakellis, Nominee for Director*
23.7	Consent of Frank Sica, Nominee for Director*
24.1	Power of Attorney*

*	Previously filed.